POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS that Robert P. Seass, Senior Vice President and Controller of Dean Witter, Discover & Co., whose signature appears below, hereby constitutes and appoints Christine A. Edwards, Mitchell
M. Merin, Ronald T. Carman and Michael T. Gregg, and each of them singly, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all post-effective amendments to the following registration statements on Form S-8 (any of which amendments may make such changes and additions to such registration statements as such attorneys-in-fact may deem necessary or appropriate) and to file the same, with all exhibits thereto, and any other documents that may be required in connection therewith, granting unto said attorneys-in-fact and agents full power and authority to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof:

                                 No. 33-63024
                                 No. 33-63026
                                 No. 33-78038
                                 No. 33-79516
                                 No. 33-82240
                                 No. 33-82242
                                 No. 33-82244


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Power of Attorney has been signed below by the undersigned in the capacity indicated on this 15th day of November, 1996.


                              /s/ Robert P. Seass
                              -----------------------
                              Robert P. Seass
                              Senior Vice President and Controller
                              (Principal Accounting Officer)